UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2012
WATERSTONE FINANCIAL, INC.
 (Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	20-3598485 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 13, 2012 Waterstone Financial, Inc., parent company of WaterStone Bank SSB (the "Bank"), issued a press release announcing that the Consent Order jointly issued by the Federal Deposit Insurance Corporation ("FDIC") and the Wisconsin Department of Financial Institutions ("WDFI") against the Bank on November 25, 2009 was terminated effective December 11, 2012.  The Consent Order required the Bank to take specific steps regarding, among other things, its management, capital levels, asset quality, lending practices, liquidity and profitability in order to improve the safety and soundness of the Bank's operations.  The FDIC and the WDFI terminated the Consent Order as a result of the Bank's improvement with regard to these matters.  A copy of the press release announcing the termination of the Consent Order is attached a Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                   Description

10.1	Termination of Consent Order, dated December 11, 2012, issued jointly by the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions in the matter of WaterStone Bank, SSB

99.1	Press Release of Waterstone Financial, Inc. dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: December 13, 2012
/s/ Richard C. Larson
Name: Richard C. Larson
Title: Chief Financial Officer